                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              RUDDICK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              RUDDICK CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              RUDDICK CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON
                                FEBRUARY 1, 1996

To our Shareholders:

     The Annual Meeting of the Shareholders of Ruddick Corporation will be held in the Auditorium, 12th Floor, Two First Union Center, Third and College Streets, Charlotte, North Carolina, on Thursday, February 1, 1996, at 11:00 A.M., local time, for the following purposes:

          1. To elect three directors of the Company for three-year terms;

          2. To consider and vote upon a proposal to approve the adoption of the Company's 1995 Comprehensive Stock Option Plan; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 1, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only holders of the Company's Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     You are cordially invited to attend the Annual Meeting. In the event you will be unable to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.

     By Order of the Board of Directors.

                                          DONALD B. WILLIFORD
                                          Secretary
December 20, 1995

                              RUDDICK CORPORATION

                      ------------------------------------

                                Proxy Statement
                      ------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 to be held on
                                FEBRUARY 1, 1996

     The following statement, first mailed or delivered to shareholders on or about December 20, 1995, is furnished in connection with the solicitation by the Board of Directors of Ruddick Corporation (herein called the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, February 1, 1996, at 11:00 A.M., local time, in the Auditorium, 12th Floor, Two First Union Center, Third and College Streets, Charlotte, North Carolina, and at any adjournment or adjournments thereof. The principal executive offices of the Company are located at 2000 Two First Union Center, Charlotte, North Carolina 28282.

     The accompanying form of proxy is for use at the Annual Meeting if a shareholder will be unable to attend in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised either by notice to the Corporate Secretary or by submitting a proxy having a later date, or it may be revoked by such person by appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted in favor of (i) electing as directors of the Company the three persons named in this Proxy Statement, each to serve until the third annual meeting of shareholders following his election and (ii) approving the adoption of the Company's 1995 Comprehensive Stock Option Plan.

     The entire cost of soliciting these proxies will be borne by the Company. In addition to the original solicitation of the proxies by mail, the Company may request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the Company's Common Stock ("Common Stock") and secure their voting instructions and will reimburse them for their reasonable expense in so doing. If necessary, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from the shareholders, either in person, by telephone or by special letter.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 1, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of the Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 46,378,930 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.

                             PRINCIPAL SHAREHOLDERS

     The following persons are known to the Company to be, as of October 31, 1995, the beneficial owners (within the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of such date) of more than five percent of the Common Stock. The nature of beneficial ownership of the shares included is presented in the notes following the table.

                                                                    NUMBER OF SHARES        PERCENT
              NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIALLY OWNED       OF CLASS
-----------------------------------------------------------------  ------------------       --------
Trust Company Bank,..............................................      14,358,616             31.0%
  Trustee of the Ruddick Employee
  Stock Ownership Plan(1)
  Post Office Box 4655
  Atlanta, Georgia 30302
Alan T. Dickson(2)...............................................       3,985,442              8.6%
  2000 Two First Union Center
  Charlotte, North Carolina 28282
R. Stuart Dickson(3).............................................       3,356,728              7.2%
  2000 Two First Union Center,
  Charlotte, North Carolina 28282
Mitchell Hutchins Institutional Investors Inc.(4)................       2,959,534              6.4%
  1285 Avenue of the Americas
  New York, New York 10019

---------------

(1) Trust Company Bank has sole investment power with respect to the number of shares indicated except under limited circumstances. Trust Company Bank votes shares held by the Ruddick Employee Stock Ownership Plan (the "ESOP") that have been allocated to individual accounts in accordance with the participants' instructions, does not vote allocated shares as to which no instructions are received and votes the unallocated shares in its sole discretion.

(2) The amount shown includes 1,572,932 shares of Common Stock owned of record and beneficially by Alan T. Dickson or by certain trusts of which Alan T. Dickson is a trustee and beneficiary, as to which he has sole voting and investment power; 80,580 shares of Common Stock allocated to his ESOP account, as to which he has sole voting power but no investment power except under limited circumstances; 2,259,800 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by R. Stuart Dickson; and 72,130 shares of Common Stock held as trustee for his niece, as to which he has sole voting and investment power.

(3) The amount shown includes 857,058 shares of Common Stock owned of record and beneficially by R. Stuart Dickson or by certain trusts of which R. Stuart Dickson is a trustee and beneficiary, as to which he has sole voting and investment power; 81,390 shares of Common Stock allocated to his ESOP account, as to which he has sole voting power but no investment power except under limited circumstances; 131,320 shares of Common Stock held as custodian or trustee for his daughter, as to which he has sole voting and investment power; 2,259,800 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by Alan T. Dickson; and 27,160 shares of Common Stock owned of record and beneficially by his spouse, as to which she has sole voting and investment power and as to which he disclaims beneficial ownership.

(4) The information regarding ownership of the Company's Common Stock by Mitchell Hutchins Institutional Investors Inc. has been obtained from its
     Schedule 13G dated February 13, 1995 and has been adjusted to reflect the two-for-one stock split effective October 1, 1995. The Schedule 13G indicates that Mitchell Hutchins has shared voting and investment power with respect to all such shares.

                             ELECTION OF DIRECTORS

     Under the Company's Bylaws, the Board of Directors of the Company shall consist of not less than nine nor more than thirteen members, which number of members shall be fixed and determined from time to time by resolution of the shareholders, and the directors shall be divided into three classes having staggered three-year terms, so that the terms of approximately one-third of the directors will expire each year. The number of directors is currently fixed at ten. The terms of three of the directors expire at the Annual Meeting.

     It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the three nominees listed below, unless authority to so vote is withheld, each to serve until the third annual meeting of shareholders following his election or until his successor shall be elected and qualified to serve. Each nominee currently is a member of the Board of Directors. Although the current Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Therefore, while votes withheld from director nominees will be counted for purposes of determining whether a quorum exists at the Annual Meeting, such votes withheld will not have the effect of a "negative" vote with respect to the election of directors. The Board of Directors unanimously recommends that the shareholders vote to elect all of the nominees as directors.

     Set forth below is the name of each nominee for election to the Board of Directors and each member of the Board of Directors whose term will not expire at the Annual Meeting, as well as each such person's age, his current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which he is employed, the period during which he has served as a director, all positions and offices that he holds with the Company and his directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or companies registered as an investment company under the Investment Company Act of 1940.

                      NOMINEES FOR TERMS EXPIRING IN 1999

     EDWIN B. BORDEN, JR., age 61, is the President and Chief Executive Officer of The Borden Manufacturing Company, a company engaged in the manufacture and sale of high quality cotton and polyester/cotton yarns. He has been a director of the Company since 1991 and also serves as a director of Carolina Power & Light Company, Jefferson-Pilot Corporation, Triangle Bancorp, Inc. and Winston Hotels, Inc.

     R. STUART DICKSON, age 66, has been Chairman of the Executive Committee of the Company since February 1994. Prior to that time, he served as Chairman of the Board of the Company. He has been a director of the Company since 1968 and also serves as a director of Textron, Inc., First Union Corporation, United Dominion Industries Limited and PCA International, Inc.

     HUGH L. MCCOLL, JR., age 60, is the Chairman of the Board and Chief Executive Officer of NationsBank Corporation, a bank holding company. He has been a director of the Company since 1978 and also serves as a director of CSX Corporation, Sonoco Products Company and Jefferson-Pilot Corporation.

                     DIRECTORS WITH TERMS EXPIRING IN 1998

     JOHN W. COPELAND, age 60, has been President of the Company since February 1994. Prior to that time, he served as President of American & Efird, Inc., a wholly owned subsidiary of the Company engaged in the manufacture and distribution of sewing thread. He has been a director of the Company since 1989.

     ALAN T. DICKSON, age 64, has been the Chairman of the Board of the Company since February 1994. Prior to that time, he served as President of the Company. He has been a director of the Company since 1968 and also serves as a director of NationsBank Corporation, Lance, Inc., Sonoco Products Company and Bassett Furniture Industries, Inc.

     BEVERLY F. DOLAN, age 68, is the retired Chairman of the Board of Textron, Inc., a diversified holding company. He also served as President of Textron, Inc. until January 1990 and Chief Executive Officer until January 1, 1992. Mr. Dolan has been a director of the Company since 1992 and also serves as a director of Textron, Inc., First Union Corporation, Florida Power & Light Co. and Polaris Industries Partners L.P.

     RODDEY DOWD, SR., age 63, is the Chairman of the Board of Charlotte Pipe & Foundry Co., a manufacturing firm. He has been a director of the Company since 1968 and also serves as a director of First Union Corporation.

                     DIRECTORS WITH TERMS EXPIRING IN 1997

     THOMAS M. BELK, age 70, is the President of Belk Stores Services, Inc., retail merchants. He has been a director of the Company since 1978 and also serves as a director of Jefferson-Pilot Corporation.

     JAMES E. S. HYNES, age 55, is the Chairman of the Board of Hynes Sales Co., Inc., manufacturers' representatives. He has been a director of the Company since 1983 and also serves as a director of North Carolina Natural Gas Company, Inc.

     E. C. WALL, JR., age 58, is the President of Canal Industries, Inc., a dealer in forest products. He has been a director of the Company since 1985 and also serves as a director of Sonoco Products Company, SCANA Corporation and NationsBank Corporation.

     Alan T. Dickson and R. Stuart Dickson are brothers. Thomas W. Dickson, President of American & Efird, Inc., a wholly owned subsidiary of the Company, is the son of R. Stuart Dickson and the nephew of Alan T. Dickson. No other director has a family relationship with any other executive officer, director or nominee for director of the Company as close as first cousin.

DIRECTORS' FEES AND ATTENDANCE

     Each director, other than those receiving payments as a result of employment by the Company, receives compensation of $10,000 per year ($12,000 per year beginning in fiscal 1996) for his service as a director, plus $1,000 for each Board of Directors or committee meeting attended. In addition, the Company provides $100,000 of term life insurance coverage for each such director.

     Five meetings of the Board of Directors were held during fiscal 1995. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors of which he was a member held during fiscal 1995.

COMMITTEES OF THE BOARD

     The Company's Board of Directors has the following standing committees: (i) the Executive Committee, whose members are Messrs. R. Stuart Dickson, Alan T. Dickson, Copeland, Belk and McColl; (ii) the Audit Committee, whose members are Messrs. Borden, Dowd and Wall; and (iii) the Compensation and Special Stock Option Committee (the "Compensation Committee"), whose members are Messrs. Belk, Dolan and Hynes. Subject to limitations under North Carolina law, the Executive Committee, which was established by the Board of Directors effective February 1994, may exercise all of the authority of the Board of Directors in the management of the Company. The Executive Committee did not meet in fiscal 1995. The Audit Committee recommends independent auditors for the Company and reviews its financial statements, audit reports, internal financial controls and internal audit procedures. The Audit Committee met three times during fiscal 1995. The Compensation Committee assesses the Company's overall compensation programs and philosophies. Among other things, it approves and recommends to the Board of Directors the compensation and incentive for executive officers, the incentive for other parent company employees and the compensation for directors. In addition, the Compensation Committee grants stock options pursuant to the Company's stock option plans and awards units under the Long Term Key Management Incentive Program and reports such actions to the Board of Directors. It also reviews the compensation set for other parent company employees and the compensation and incentive set for other employees of the Company's subsidiaries. The Compensation Committee met once during fiscal 1995. See "Report of the Compensation and Special Stock Option Committee."

     The Board of Directors does not have a standing nominating committee or a committee performing a similar function.

BENEFICIAL OWNERSHIP OF COMPANY STOCK

     The following table presents information regarding the beneficial ownership of the Common Stock, within the meaning of applicable securities regulations, of all current directors and nominees for director of the Company and the executive officers named in the Summary Compensation Table included elsewhere herein, and of such directors and nominees and all executive officers of the Company as a group, all as of October 31, 1995. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

                                                                        SHARES OF
                                                                       COMMON STOCK
                                                                       BENEFICIALLY     PERCENT
                                NAME                                     OWNED(1)       OF CLASS
---------------------------------------------------------------------  ------------     --------
Thomas M. Belk.......................................................        1,600           *
Richard N. Brigden...................................................       52,024(2)        *
Edwin B. Borden, Jr..................................................       12,000           *
John W. Copeland.....................................................       97,312(3)        *
Alan T. Dickson......................................................    3,985,442(4)      8.6%
R. Stuart Dickson....................................................    3,356,728(5)      7.2%
Thomas W. Dickson....................................................      218,480(6)        *
Beverly F. Dolan.....................................................       10,400           *
Roddey Dowd, Sr......................................................        8,400           *
Edward S. Dunn, Jr...................................................       63,428(7)        *
Brian F. Gallagher...................................................        8,000(8)        *
James E. S. Hynes....................................................       40,000           *
Hugh L. McColl, Jr...................................................        2,000           *
E. C. Wall, Jr.......................................................        8,000           *
All directors, nominees for director and executive officers as a
  group (14 persons).................................................    4,909,764(9)     10.6%

---------------

  *  Less than 1%

 (1) The table includes shares allocated under the ESOP to individual accounts of those named persons and group members who participate in the ESOP, the voting of which is directed by such named persons or group members, as appropriate. The table does not include any unallocated shares held by the ESOP, which are voted by Trust Company Bank in its sole discretion. See
     Note 1 to "Principal Shareholders."

 (2) The amount shown includes 39,122 shares owned of record and beneficially by Mr. Brigden, as to which he has sole voting and investment power; and 12,902 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances.

 (3) The amount shown includes 37,034 shares owned of record and beneficially by Mr. Copeland or a corporation of which Mr. Copeland is sole shareholder, as to which he has sole voting and investment power; 42,278 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; 1,600 shares owned by his adult children, as to which he has sole voting and investment power pursuant to a power of attorney; 400 shares held of record by the Ann F. Copeland and John W. Copeland Charitable Fund, Inc., as to which he has sole voting and investment power; and 16,000 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days, as to which he would have sole voting and investment power upon acquisition.

 (4) See Note 2 under "Principal Shareholders."

 (5) See Note 3 under "Principal Shareholders."

 (6) The amount shown includes 185,760 shares owned of record and beneficially by Mr. Dickson, as to which he has sole voting and investment power; 12,720 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; 9,600 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days, as to which he would have sole voting and investment power upon acquisition; and 10,400 shares of Common Stock held as custodian for his minor children, as to which he has sole voting and investment power.

 (7) The amount shown includes 28,632 shares owned of record and beneficially by Mr. Dunn, as to which he has sole voting and investment power; and 34,796 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances.

 (8) The amount shown represents shares that may be acquired by Mr. Gallagher upon the exercise of stock options that are currently exercisable or become exercisable with sixty days, as to which he would have sole voting and investment power upon acquisition.

 (9) The amount shown includes (i) 2,357,778 shares, including 33,600 shares that may be acquired upon the exercise of stock options that are currently exercisable or become exercisable within sixty days, as to which directors and executive officers as a group have, or would have upon acquisition, sole voting and investment power; (ii) 2,259,800 shares as to which they have shared voting and investment power; (iii) 264,666 shares allocated to their respective ESOP accounts, as to which they have sole voting power, but no investment power except under limited circumstances; and (iv) 27,160 shares beneficially owned by spouses, as to which the directors and officers disclaim beneficial ownership.

     Section 16 of the Exchange Act requires the Company's directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities and to provide copies of such reports to the Company. To the Company's knowledge, except for Alan T. Dickson and R. Stuart Dickson, each of whom inadvertently filed his Form 5 late, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth a summary of all compensation paid to or accrued for each named executive officer of the Company for services rendered in all capacities during the periods indicated:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                      ------------------------------------
                                     ANNUAL COMPENSATION                            SECURITIES
                           ----------------------------------------   RESTRICTED    UNDERLYING
                                                       OTHER            STOCK        OPTIONS/      LTIP
     NAME AND               SALARY     BONUS           ANNUAL          AWARD(S)        SARS       PAYOUTS       ALL OTHER
PRINCIPAL POSITION  YEAR     ($)        ($)      COMPENSATION($)(1)     ($)(2)        (#)(3)        ($)      COMPENSATION($)
------------------- ----   --------   --------   ------------------   ----------    ----------   ---------   ---------------
Alan T. Dickson.... 1995   $260,000   $132,340                         $ 52,981(8)         0                     $19,417(13)
  Chairman of the   1994    260,000    101,990                                0            0                      20,594
  Board and         1993    240,000    119,040                                0            0                      22,662
  Director of the
  Company(4)
R. Stuart           1995    260,000    132,340                           52,981(9)         0                      28,228(14)
  Dickson.......... 1994    260,000    101,990                                0            0                      29,409
  Chairman of the   1993    240,000    119,040                                0            0                      31,442
  Executive
  Committee and
  Director of the
  Company(4)
John W. Copeland... 1995    288,750    146,974                           62,283(10)        0                      17,943(15)
  President and     1994    270,000    105,598                                0       40,000                      19,088
  Director of the   1993    240,000    106,408                                0            0                      37,347
  Company(4)
Richard N.          1995    246,750    104,622                           46,585(11)        0                      14,065(16)
  Brigden.......... 1994    235,000     76,876                                0            0                      15,125
  Vice President -- 1993    215,000     88,795                                0            0                      17,365
  Finance of the
  Company
Thomas W. Dickson.. 1995    189,000     77,290                                0            0                      11,237(17)
  President of      1994    180,000     51,207                                0       12,000                       8,763
  American & Efird, 1993         --         --                                0           --                          --
  Inc.(5)(6)
Edward S. Dunn,     1995    224,500    110,098                           36,270(12)        0                      10,122(18)
  Jr............... 1994    204,000     80,988                                0            0                      10,933
  President of      1993    189,573     67,962                                0            0                      12,957
  Harris Teeter,
  Inc.(5)
Brian F.            1995    123,600          0                                0            0                      11,740(19)
  Gallagher........ 1994    123,600          0                                0       20,000                       7,704
  President of      1993     40,200          0                                0            0                           0
  Jordan Graphics,
  Inc.(5)(7)

---------------

 (1) During fiscal 1995 the aggregate amount of perquisites and other personal benefits and other non-cash compensation not reported above for each named executive officer did not exceed the lesser of $50,000 or 10% of the total amount reported above as annual salary and bonus for such individual.

 (2) Represents the value of shares of restricted stock allocated during fiscal 1995 pursuant to the Long Term Key Management Incentive Program (see "LONG TERM KEY MANAGEMENT INCENTIVE PROGRAM" included elsewhere herein). Such shares vest upon the earlier to occur of (i) 20% per year over five years (beginning with fiscal year end 1995), but not beginning before the participant is 55 years old, or (ii) termination of employment due to death or disability. Such persons shall receive dividends, and may vote, with respect to all shares of restricted stock held for the accounts of such persons.

 (3) Numbers have been adjusted to reflect the two-for-one stock split effective October 1, 1995.

 (4) Prior to February 1994, Alan T. Dickson served as President of the Company,
     R. Stuart Dickson served as Chairman of the Board of the Company, and John
     W. Copeland served as President of American & Efird, Inc., a wholly owned subsidiary of the Company.

 (5) American & Efird, Inc., Harris Teeter, Inc. and Jordan Graphics, Inc. are wholly owned subsidiaries of the Company.

 (6) Mr. Dickson first became an executive officer of the Company upon election as President of American & Efird, Inc. effective February 1994.

 (7) Mr. Gallagher first became an executive officer of the Company upon being hired to serve as President of Jordan Graphics, Inc. in 1993.

 (8) At fiscal year end, following distribution of vested shares, 4,346 shares of restricted stock valued at $58,671 were held for Mr. Dickson's account.

 (9) At fiscal year end, following distribution of vested shares, 4,346 shares of restricted stock valued at $58,671 were held for Mr. Dickson's account.

(10) At fiscal year end, following distribution of vested shares, 5,110 shares of restricted stock valued at $68,985 were held for Mr. Copeland's account.

(11) At fiscal year end, following distribution of vested shares, 3,822 shares of restricted stock valued at $51,597 were held for Mr. Brigden's account.

(12) At fiscal year end, 3,720 shares of restricted stock valued at $50,220 were held for Mr. Dunn's account.

(13) Includes the value of certain premiums paid by the Company in fiscal 1995 under its split-dollar life insurance program in the amount of $13,732, and contributions by the Company in fiscal 1995 to certain defined contribution plans in the amount of $5,685.

(14) Includes the value of certain premiums paid by the Company in fiscal 1995 under its split-dollar life insurance program in the amount of $22,543, and contributions by the Company in fiscal 1995 to certain defined contribution plans in the amount of $5,685.

(15) Includes the value of certain premiums paid by the Company in fiscal 1995 under its split-dollar life insurance program in the amount of $11,258, and contributions by the Company in fiscal 1995 to certain defined contribution plans in the amount of $6,685.

(16) Includes the value of certain premiums paid by the Company in fiscal 1995 under its split-dollar life insurance program in the amount of $7,380, and contributions by the Company in fiscal 1995 to certain defined contribution plans in the amount of $6,685.

(17) Includes the value of certain premiums paid by the Company in fiscal 1995 under its split-dollar life insurance program in the amount of $2,903, and contributions by the Company in fiscal 1995 to certain defined contribution plans in the amount of $8,334.

(18) Includes the value of certain premiums paid by the Company in fiscal 1995 under its split-dollar life insurance program in the amount of $3,437, and contributions by the Company in fiscal 1995 to certain defined contribution plans in the amount of $6,685.

(19) Includes the value of certain premiums paid by the Company in fiscal 1995 under its split-dollar life insurance program in the amount of $6,438, and contributions by the Company in fiscal 1995 to certain defined contribution plans in the amount of $5,302.

LONG TERM KEY MANAGEMENT INCENTIVE PROGRAM

     The Company has maintained the Long Term Key Management Incentive Program (the "Incentive Program") since 1989. The Incentive Program is designed to provide incentives for the Company's top executives to achieve superior performance in connection with operating the Company and its subsidiaries and is administered by the Compensation Committee. Pursuant to the Incentive Program, from time to time the Compensation Committee may establish five-year periods (each, an "Incentive Period") in which one or more of the executives may participate, as determined by the Compensation Committee. Upon completion of each of the five years in an Incentive Period, the Company may make a dollar contribution to a pool (the "Incentive Pool") established with respect to such Incentive Period. The amount of the contribution is based upon that year's return on beginning shareholders' equity. No contributions may be made, however, if the Company fails to achieve a minimum return on shareholders' equity for such year. This minimum return on shareholders' equity is established by the Compensation Committee at the beginning of each Incentive Period and serves as the minimum required return for each of the five years in the Incentive Period. Contributions to an Incentive Pool are held in a trust and used to purchase shares of Common Stock at market price. Throughout the Incentive Period, dividends paid with respect to such shares of Common Stock are invested in additional shares of Common Stock to be held in the Incentive Pool. The shares of Common Stock remain in the Incentive Pool for the duration of the Incentive Period, at which time they are allocated as hereinafter described.

     Upon completion of each of the five years in an Incentive Period, units may be awarded by the Compensation Committee to the executives participating in such Incentive Period based primarily upon the relative success of each participant in achieving certain financial objectives in each such year. The maximum number of units a participant may receive in a year is one unit for each $10,000 of the participant's annual cash compensation (salary plus incentive compensation). The grant of units is based on subjective and objective criteria, as described in the Report of the Compensation and Special Stock Option Committee. In the event that the maximum amount of units available to be awarded to a participant is not awarded in one year, in the discretion of the Compensation Committee, the units may be awarded in a subsequent year during the Incentive Period. In addition, also in the discretion of the Compensation Committee, units awarded in a previous year during the Incentive Period may be reduced. A participant whose employment terminates during an Incentive Period will forfeit any units previously awarded, in the discretion of the Compensation Committee. Units have no particular dollar or share value to executives during the Incentive Period. The value of such units cannot be determined until the end of such Incentive Period, at which time the value will be derived from the number of shares of Common Stock, if any, held in the Incentive Pool, as well as the relative number of units held by other executives participating in the Incentive Period.

     During an Incentive Period, participants have no rights with respect to any of the shares held in the related Incentive Pool. At the end of the Incentive Period, shares in the Incentive Pool, if any, will be allocated to a separate account for each participant, based on the proportionate number of units held by each participant at the end of such Incentive Period. In the event of a change in control of the Company during the Incentive Period, shares will be allocated at that time, based on the units previously awarded. Shares allocated to the accounts of participants will vest and generally will be distributed at the earlier to occur of (i) 20% per year over five years, but not beginning before the participant is 55 years old or (ii) termination of employment due to death or disability. If a participant retires during the vesting period, the value of any unvested shares will be paid in cash. A participant whose employment terminates for any reason other than retirement, disability or death prior to receiving full distribution of shares will forfeit any remaining shares in the discretion of the Compensation Committee. Once the shares of Common Stock are allocated to a participant's account, the participant may vote and receive dividends with respect to such shares. Such participant will not, however, have investment control with respect to such shares until the shares have vested and been distributed to the participant.

PENSION PLANS

     The Company provides certain retirement benefits for each of the executives included in the Summary Compensation Table pursuant to the Ruddick Supplemental Executive Retirement Plan (the "SERP"), the Ruddick Corporation Employees' Pension Plan (the "Pension Plan") and Social Security. The following table shows the estimated annual benefits generally payable at normal retirement to an executive who participates in the SERP and the Pension Plan, in specified average compensation and years of service classifications.

                             PENSION PLAN TABLE(1)

                                                 ANNUAL BENEFIT UPON RETIREMENT
                                               WITH YEARS OF SERVICE INDICATED(2)
                           --------------------------------------------------------------------------
 FINAL AVERAGE EARNINGS    5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
-------------------------  --------   --------   --------   --------   --------   --------   --------
$125,000.................  $ 17,188   $ 34,375   $ 51,563   $ 68,750   $ 68,750   $ 68,750   $ 68,750
 150,000.................    20,625     41,250     61,875     82,500     82,500     82,500     82,500
 175,000.................    24,063     48,125     72,188     96,250     96,250     96,250     96,250
 200,000.................    27,500     55,000     82,500    110,000    110,000    110,000    110,000
 225,000.................    30,938     61,875     92,813    123,750    123,750    123,750    123,750
 250,000.................    34,375     68,750    103,125    137,500    137,500    137,500    137,500
 300,000.................    41,250     82,500    123,750    165,000    165,000    165,000    165,000
 400,000.................    55,000    110,000    165,000    220,000    220,000    220,000    220,000
 450,000.................    61,875    123,750    185,625    247,500    247,500    247,500    247,500
 500,000.................    68,750    137,500    206,250    275,000    275,000    275,000    275,000

---------------

(1) The table sets forth the combined benefits payable under the SERP, the Pension Plan and Social Security.

(2) The retirement benefits payable to Messrs. R. Stuart Dickson and Alan T. Dickson would be approximately 9% larger than the amounts shown in the table.

     "Final average earnings" is the average of the participant's highest annual compensation in any three of the participant's last ten years of employment by the Company or a participating subsidiary. The annual compensation used to determine the "final average earnings" of a participant consists of the amounts shown in the Salary and Bonus columns of the Summary Compensation Table. The table above describes annual benefits payable in the form of a joint and 75% survivor annuity beginning at normal retirement. For purposes of this table, "normal retirement" means retirement at age 60. A participant who retires prior to normal retirement and after attaining age 55 with 10 years of service will be entitled to reduced benefits, if payment of such benefits commences prior to age 60.

     Final average earnings for purposes of computing benefits, and age and estimated credited years of service as of October 1, 1995, for each of the executive officers included in the Summary Compensation Table who currently participates in the SERP were as follows: $371,123, age 64 and 42 years for Alan T. Dickson; $371,123, age 66 and 43 years for R. Stuart Dickson; $385,910, age 60 and 17 years for John W. Copeland; $322,348, age 56 and 12 years for Richard N. Brigden; $238,001, age 40 and 15 years for Thomas W. Dickson; and $292,374, age 52 and 21 years for Edward S. Dunn, Jr.

     Brian F. Gallagher has been designated to become a participant in the SERP in April 1998, upon completion of five years of service. Mr. Gallagher currently participates in the Pension Plan. However, based on his designated date for participation in the SERP, he will not be vested in any benefits under the Pension Plan before he begins participation in the SERP. Final average earnings, age and estimated credited years of service as of October 1, 1995 for Mr. Gallagher were $123,600, age 48 and two years.

STOCK OPTION PLANS

     No options or stock appreciation rights ("SARs") were granted to executive officers during fiscal year 1995. The following table sets forth a summary of certain information with respect to the exercise of stock options during fiscal year 1995 by the executive officers included in the Summary Compensation Table and the value of such executive's unexercised stock options and SARs, if any, held at fiscal year end. All numbers have been adjusted to reflect the two-for-one stock split effective October 1, 1995.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                            NUMBER OF
                                                                           SECURITIES         VALUE OF
                                                                           UNDERLYING      UNEXERCISED IN-
                                                                           UNEXERCISED        THE-MONEY
                                            SHARES                       OPTIONS/SARS AT   OPTIONS/SARS AT
                                          ACQUIRED ON                      FY-END (#)      FY-END ($)(1)
                                           EXERCISE     VALUE REALIZED    (EXERCISABLE/     (EXERCISABLE/
                  NAME                        (#)            ($)         UNEXERCISABLE)    UNEXERCISABLE)
----------------------------------------  -----------   --------------   ---------------   ---------------
Alan T. Dickson.........................    40,000         $239,250                  0/0   $           0/0
R. Stuart Dickson.......................    40,000          221,000                  0/0               0/0
John W. Copeland........................    24,000          102,500        16,000/24,000     34,500/51,750
Richard N. Brigden......................    25,692          201,183                  0/0               0/0
Thomas W. Dickson.......................    15,000          117,407         9,600/10,400     31,206/29,429
Edward S. Dunn, Jr......................    24,912          161,206                  0/0               0/0
Brian F. Gallagher......................        --               --         8,000/12,000     17,240/25,860

---------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on September 29, 1995.

                         REPORT OF THE COMPENSATION AND
                         SPECIAL STOCK OPTION COMMITTEE

     The Compensation and Special Stock Option Committee of the Board of Directors is responsible for setting the remuneration levels for executives of the Company and for overseeing the Company's various executive compensation plans and the overall management compensation program. Periodically, the Compensation Committee obtains independent and impartial advice from external compensation consulting firms in executing its responsibilities. The Compensation Committee, composed of three outside directors listed below, met one time during fiscal 1995.

GENERAL EXECUTIVE COMPENSATION PHILOSOPHY

     A primary objective of the Company's executive compensation program is to enhance the shareholder value in the Company. To help achieve this objective, the Company's executive compensation program is designed both to attract and retain the most qualified executives by creating competitive compensation packages and to motivate the Company's executives to produce strong financial performance by tying corporate and individual performance to compensation levels. The Company's executive compensation package consists generally of annual base salary and incentive compensation, as well as long term incentive compensation.

     Annual Compensation. The Company's annual compensation for its executives consists of base salary and incentive compensation. As a starting point for determining the total annual compensation levels for executives, the Compensation Committee considers the annual compensation packages of companies that the Company considers to be its competitors. These competitor companies typically consist of (i) companies that operate in the specific industries in which the Company's subsidiaries operate, (ii) regional companies that are comparable in size to the Company, and (iii) other companies (including companies for which the Company's directors serve as directors) with which the Company believes it competes for its top executives. Such competitor companies include some, but not all, of the companies in the Standard & Poor's ("S&P") Retail Stores -- Food Chains Index and the S&P Textile -- Apparel Manufacturer Index used in preparing the graph set forth on page 16. In addition, these competitor companies may include companies that are not included in any of the Indices represented in such graph.

     The total annual compensation levels of the respective executives are also designed to reflect the varying duties and responsibilities of each executive's position with the Company or a subsidiary, as appropriate, with consideration given to the relative size and complexity of each business unit, as well as the unit's relative contribution to the consolidated financial condition and results of operation of the Company. As a general rule, the total annual compensation of executives employed by the holding company is somewhat higher than the salaries of the other executives, primarily due to the higher responsibilities of the holding company executives for the Company's total performance.

     Base salary typically is determined by the Compensation Committee within base salary ranges determined as described above. Annual incentive compensation is provided through a bonus plan that the Company maintains for all salaried personnel. The bonus plan directly links incentive pay to achievement of predetermined, objective performance goals. For an executive employed directly by the holding company, incentive pay is based on return on beginning shareholders' equity. For an executive employed by an operating subsidiary, incentive pay is based on pre-tax earnings, as adjusted for that subsidiary, as a percentage of beginning capital employed. If the Company, or a subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as incentive. The percentage of base compensation payable as incentive compensation increases proportionally until a maximum performance goal, also predetermined, is achieved with respect to the applicable measure of performance.

     Generally, the total annual compensation paid to the Company's executives is equal to or lower than the median of the range of total annual compensation provided by the competitor companies, for both the Chief Executive Officer and the remaining executive officers.

     Long Term Incentive Compensation. The Company provides long term incentive compensation to its executives through the Incentive Program and through the grant of options pursuant to its various stock option plans. Each of these programs is designed to reward executives with equity ownership in the Company or, in some cases, the comparable value of shares of Common Stock. The Compensation Committee believes that equity-based compensation provides incentive for executives to enhance long term financial performance of, and therefore shareholder value in, the Company.

     Incentive Program. The Incentive Program is designed to motivate executives to achieve both superior personal performance and enhanced corporate performance. The ultimate value to participating executives is directly based on the number of shares of Common Stock held in an Incentive Pool at the end of an Incentive Period. As previously described, contributions to an Incentive Pool are based on annual return on beginning shareholders' equity. If a minimum return is not achieved in a given year, no contributions are made by the Company to the Incentive Pool for the purchase of Common Stock. During the past fiscal year, the Company did not achieve the minimum return on beginning shareholders' equity, and no contributions were made to the Incentive Pools established under either of the two Incentive Periods in effect for such year.

     The grant of units to a participating executive in any given year in an Incentive Period generally is based on subjective, individual performance criteria such as management development and personnel training, as well as progress toward a mutual set of goals relating to quality, service and customer satisfaction and other subjective factors. The Compensation Committee also considers specific quantifiable objectives for each participant (based on return on beginning shareholders' equity for holding company executives and on pre-tax income, adjusted for an applicable subsidiary, to capital employed for subsidiary executives). Units may be awarded, in the discretion of the Compensation Committee, to a participant who achieves satisfactory subjective criteria, even if specific quantifiable goals are not satisfied, and vice versa. Units granted to executive officers with respect to fiscal 1995 performance, expressed as a percentage of maximum potential units for a participant, ranged from 70% to 90%.

     The first Incentive Period established under the Incentive Program terminated as of the end of fiscal year 1994. Following the award of units during fiscal 1995 to participating executives with respect to fiscal 1994 performance, shares of Common Stock held in the Incentive Pool were allocated to the participating executives based on their proportionate share of units.

     Stock Options. Options comprise the final component of core compensation of executives. The Compensation Committee administers the Company's various stock option plans, including the determination of the individuals to whom options are granted, the terms on which such options are granted and the number of shares subject to such options. In general, criteria to determine which key employees are eligible to participate in the stock option plans include the duties of the respective employees, their present and potential contributions to the success of the Company or its subsidiaries and the anticipated number of years of effective service remaining. The Compensation Committee typically considers such criteria as length of employment with the Company or its subsidiaries, new employment and promotions, as well as the number of options previously granted to employees, when it determines new option grants. No options were granted to executive officers of the Company during fiscal year 1995.

     Other Compensation. In addition to the above forms of compensation, the Company also maintains a split dollar life insurance program for its executive officers and certain other key employees of the Company or its subsidiaries. In addition, the Company maintains the SERP, in which executives are entitled to participate in the discretion of its administrative committee, and the Pension Plan, the ESOP, the Ruddick Savings Plan and the Ruddick Deferred Compensation Plan, in which executives are entitled to participate upon satisfaction of the eligibility requirements set forth in the respective plans. In addition, Mr. Thomas W. Dickson participates in the American & Efird, Inc. Employees' Profit Sharing Plan.

COMPENSATION FOR JOHN W. COPELAND

     The general philosophy and policies of the Compensation Committee described above are equally applicable to the compensation recommendations made with respect to Mr. John W. Copeland, Chief Executive Officer of the Company.

     The overall level of annual compensation in fiscal 1995 for Mr. Copeland generally was determined based on the process described above in "Annual Compensation." The increase in the base salary paid to Mr. Copeland in fiscal 1995 reflects primarily a cost of living adjustment.

     Fiscal 1995 annual incentive compensation under the bonus plan for Mr. Copeland was determined based on return on beginning shareholders' equity. Pursuant to this formula, if a predetermined minimum return is achieved in a given year, Mr. Copeland is entitled to incentive compensation equal to 30% of his base compensation. The percentage of base compensation payable as incentive compensation increases proportionally until a predetermined maximum return is achieved, where a maximum of 120% of his base compensation will be paid as incentive compensation. Mr. Copeland's annual incentive compensation for fiscal 1995 reflects the improved earnings of the Company during fiscal 1995.

     Mr. Copeland participated in the Incentive Period established under the Incentive Program for fiscal years 1990-1994. During fiscal 1995, based on fiscal 1994 performance, the Compensation Committee granted 90% of the units available to be granted to Mr. Copeland. The decision to grant Mr. Copeland units with respect to fiscal 1994 performance was based primarily on the Committee's evaluation of his levels of achievement of personal performance objectives and earnings performance during fiscal 1994. During fiscal 1995, as reported in the Summary Compensation Table, Mr. Copeland was allocated shares of restricted stock based on his proportionate interest in the pool of Common Stock established for such Incentive Period.

     Mr. Copeland also began participation in fiscal 1995 in the Incentive Period established under the Incentive Program for fiscal years 1995-1999. Based on fiscal 1995 performance, the Compensation Committee granted 70% of the units available to be granted to Mr. Copeland. This grant was based primarily on the Committee's evaluation of his levels of achievement of personal performance objectives and corporate operating results during fiscal 1995.

SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE

         Thomas M. Belk         Beverly F. Dolan        James E.S. Hynes

               COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN
                 FOR FIVE-YEAR PERIOD ENDING SEPTEMBER 30, 1995

     The following graph presents a comparison of the yearly percentage change in the Company's cumulative total shareholders' return on the Company's Common Stock with (i) Standard & Poor's 500 Index, (ii) Standard & Poor's Midcap 400 Index, (iii) Standard & Poor's Retail Stores -- Food Chains Index and (iv) Standard & Poor's Textile -- Apparel Manufacturer Index for the fiscal years ended 1991 to 1995, inclusive.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG RUDDICK CORPORATION AND CERTAIN INDICES**

      MEASUREMENT PERIOD                                          S&P MIDCAP     S&P RETL STRS
    (FISCAL YEAR COVERED)        RUDDICK CORP       S&P 500           400         -FOOD CHNS     S&P TEXTILES
9/90                                       100             100             100             100             100
9/91                                       146             131             150             115             178
9/92                                       162             146             169             131             183
9/93                                       197             165             210             145             141
9/94                                       186             171             213             159             155
9/95                                       269             221             268             195             151

 * $100 Invested on 09/30/90 in stock or index -- including reinvestment of dividends. Fiscal year ending September 30.

** The Company utilized two indices, rather than a single index, for its peer group comparison: Standard & Poor's Retail Stores -- Food Chains Index and Standard & Poor's Textile -- Apparel Manufacturer Index. The Company believes that the separate presentation of these indices more accurately corresponds to the Company's primary lines of business.

                 PROPOSED 1995 COMPREHENSIVE STOCK OPTION PLAN

     As of November 30, 1995, there were 330,200 shares of Common Stock available for future grants of options under the Company's three existing incentive stock option plans. The Compensation Committee determined that it would be desirable to have an additional 600,000 shares of Common Stock available for future grants to key employees of the Company and its subsidiaries, as well as for grants to non-employee directors of the Company. Therefore, upon recommendation of the Compensation Committee, the Board of Directors has adopted the Ruddick Corporation 1995 Comprehensive Stock Option Plan (the "Plan"), which is subject to the approval of the shareholders of the Company. The text of the Plan is set forth in its entirety as Appendix A, and the following summary is qualified in its entirety by reference thereto. The proposal for approval of the Plan will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes with respect to this matter will count for purposes of establishing a quorum at the Annual Meeting. Abstentions also will have the effect of a negative vote with respect to this matter, but broker non-votes will not. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PLAN.

     The Company has reserved 600,000 shares of its Common Stock for issuance under the Plan, subject to adjustment to protect against dilution in the event of changes in capitalization of the Company. Options to be granted under the Plan may be incentive stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory stock options. On November 30, 1995, the closing price per share of the Common Stock as reported on the New York Stock Exchange was $10.75.

ADMINISTRATION

     The Plan will be administered by a committee (the "Committee") to be appointed by the Board of Directors, consisting of at least two directors who are "disinterested persons" for purposes of Rule 16b-3 under the Exchange Act ("Rule 16b-3"). It is anticipated that the Plan will be administered by the Compensation Committee and will satisfy the requirements of Rule 16b-3. Generally the Committee will have complete authority to determine the key employees of the Company and its subsidiaries to whom options shall be granted, as well as the terms of such options, all as hereinafter described. The Committee also shall have discretion to interpret the Plan and to make other determinations necessary or advisable for administration of the Plan. The Committee, however, shall have no discretion with respect to the grant of options to directors, as hereinafter described.

AUTOMATIC GRANTS TO DIRECTORS

     Pursuant to the Plan, upon its adoption by the Board of Directors, each director of the Company as of such date who was not also an employee of the Company or a subsidiary automatically was granted a nonstatutory stock option to purchase 10,000 shares of Common Stock. Options for the purchase of an aggregate of 70,000 shares were granted pursuant to this provision (10,000 granted to each of Messrs. Borden and McColl, nominees for director, and Messrs. Belk, Dolan, Dowd, Hynes and Wall, continuing directors). The exercise price of such options is $11.94 per share, representing the fair market value (as defined in the Plan) of the Common Stock on the date of grant. Such options are immediately vested in full. They generally may not, however, be exercised prior to six months following approval of the Plan by the shareholders and may not be exercised more than ten years following date of grant. The Plan also provides that any person who was not a director of the Company as of the date the Board of Directors adopted the 1995 Plan and who within ten years thereafter is elected as a non-employee member of the Board of Directors shall upon such election automatically receive a nonstatutory stock option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. Such options shall be immediately vested and generally will be exercisable beginning six months, but not more than ten years, following date of grant. In the event a director ceases to be a director of the Company by reason of death or disability, generally his option may be exercised for a period of one year following such death or disability. In the event a director ceases to be a director for any other reason, his option may be exercised for a period of three months following such termination as a director.

DISCRETIONARY GRANTS TO KEY EMPLOYEES

     Key employees of the Company and its subsidiaries (including officers and directors who are employees) who are deemed by the Committee to have significant responsibility for the growth and financial success of the Company or a subsidiary will be eligible to receive options under the Plan. There is no maximum number of key employees eligible to receive options or other benefits. It is currently estimated, however, that the eligible group will comprise approximately 425 persons, with appropriate adjustments for any significant change in size or operations of the Company in the future. No options have yet been granted to any executive officer of the Company or any other employee of the Company or its subsidiaries.

     The Committee may, in its discretion, grant either incentive options or nonstatutory options to key employees. To comply with certain federal tax restrictions, however, no employee may be granted an incentive option if taking into account such option the aggregate fair market value of the stock with respect to which incentive options are exercisable for the first time by such employee during any calendar year, under this and all other incentive stock option plans of the Company, would exceed $100,000.

     Pursuant to the Plan, the Committee has discretion to determine the key employees to whom options will be granted, the numbers of shares subject to such options, the exercise prices of such options, the vesting schedules with respect to such options and the periods during which they may be exercised, and vesting acceleration or termination provisions, and such terms may differ between optionees. The exercise price of incentive options, however, must be at least 100% of the fair market value of the Common Stock at the time the incentive option is granted. Furthermore, in the case of incentive options, special restrictions concerning the option price and the period during which the option may be exercised will be applicable with respect to any individual who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company. Finally, no option may be exercised within six months of, or after ten years from, the date it is granted.

     If an employee optionee ceases to be an employee by reason of death or disability (determined as set forth in the Plan), all of such optionee's options, to the extent not expired or already exercised, will become fully vested and exercisable, and such options generally may be exercised within one year following termination of employment but not later than ten years from the date of grant. If an employee optionee ceases to be an employee by reason of retirement with the consent of the Company, all of such optionee's options, to the extent not expired or already exercised, will become fully vested and exercisable, and such options generally may be exercised within three months following termination of employment but not later than ten years from the date of grant. If an employee optionee ceases to be an employee by reason of termination without cause, his or her outstanding options generally may be exercised, to the extent such options are vested as of the date of such termination, within three months following such termination of employment but not later than ten years from the date of grant. If an employee optionee's employment ceases for any other reason, all of his or her outstanding options shall terminate immediately. The Committee generally has the discretion to establish different terms and conditions pertaining to the effect of termination of employment.

MANNER OF EXERCISE OF OPTIONS

     The price due upon exercise of an option by a director or a key employee may be paid in cash or shares of the Company's Common Stock valued at their then current fair market value, or a combination of both. Shares delivered in payment of such price may be shares acquired by prior exercises of options or otherwise. An optionee may exercise his or her option as to only a part of the shares covered thereby and then, in an essentially simultaneous transaction, use the shares so acquired in payment of the exercise price for additional option shares.

     If at any time the Company in its sole discretion determines that satisfaction of applicable withholding tax or other withholding liabilities is necessary or desirable in connection with the exercise of a nonstatutory option, the exercise of such nonstatutory option shall be subject to the payment by such optionee of the amount necessary to satisfy the Company's withholding obligation.

MISCELLANEOUS

     Options granted under the Plan will be nontransferable other than at death or pursuant to a qualified domestic relations order and generally will be exercisable during the optionee's lifetime only by such optionee.

     The Plan provides that upon certain mergers or other reorganizations to which the Company or any subsidiary is a party that involves an exchange or conversion or other adjustment of the Common Stock, each optionee shall be entitled upon the exercise of his or her options to receive the number and class of securities or other property to which such optionee would have been entitled in the merger or reorganization if such optionee had exercised such option prior to such merger or reorganization.

     The Plan also provides that, upon the occurrence of certain events relating to a change in control of the Company, outstanding options will become immediately exercisable in full (subject to any appropriate adjustments in the number of shares subject to the option and the option price), regardless of their terms. These events include generally (i) the adoption of a plan of merger or consolidation of the Company with any other corporation as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (ii) the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all the assets of the Company, or
(iii) in the absence of a prior expression of approval by the Board of Directors of the Company, the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Section 13(d)(3) of the Act other than persons who, at the date of adoption of the Plan, owned more than seven percent of such stock. Such options shall remain exercisable for the remaining term of such option.

     Furthermore, upon the dissolution or liquidation of the Company, all options granted under the Plan shall terminate. Upon the adoption, however, of a plan of such dissolution or liquidation, all outstanding options shall become immediately exercisable in full, regardless of their terms.

     The Plan is subject to suspension, termination, modification or amendment at any time by the Board of Directors without shareholder approval, as deemed in the best interests of the Company, except that no such amendment or modification shall (i) materially increase the benefits accruing to eligible employees, (ii) increase the number of shares which may be issued pursuant to options, (iii) materially modify the requirements as to eligibility for participation, or (iv) without the consent of the holder, reduce the amount of any benefit or adversely change the terms and conditions of any outstanding option. Furthermore, to the extent necessary to comply with Rule 16b-3 or Section 422, shareholder approval of any Plan amendment shall be obtained. Finally, the Committee may amend or modify any option, or cancel or annul any grant, except that no such action shall adversely affect outstanding options without the optionee's consent.

     No options may be granted under the Plan after November 15, 2005, and, unless earlier terminated, the Plan shall terminate as of such date.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the Federal income tax consequences to the optionees and the Company of the issuance and exercise of options under the Plan.

     Incentive Stock Options. In general, no income will result for Federal income tax purposes upon either the granting or the exercise of any incentive option issued under the Plan. If certain holding period requirements (at least two years from the date of grant of the option and at least one year from transfer of the shares) are satisfied prior to a disposition of stock acquired upon exercise of an incentive option, the excess of the sales price over the option price generally will be recognized by the optionee as a capital gain, and the Company will not be allowed a business expense deduction.

     If the holding period requirements with respect to incentive options are not met, the optionee generally will recognize, at the time of the disposition of the stock, ordinary income in an amount equal to the difference between the option price of such stock and the lower of the fair market value of the stock on the date of exercise and the amount realized on the sale or exchange. The difference between the option price of such stock and the fair market value of the stock on the date of exercise is a tax preference item for purposes of calculating the alternative minimum tax on an optionee's federal income tax return. If the amount realized on the sale or exchange exceeds the fair market value of the stock on the date of exercise, then such excess generally will be recognized as a capital gain.

     In the case of a disposition prior to satisfaction of the holding period requirements which results in the recognition of ordinary income by the optionee, the Company generally will be entitled to a deduction in the amount of such ordinary income in the year of the disposition.

     If an optionee delivers shares of the Company's Common Stock in payment of the option price, the optionee generally will be treated as having made a like-kind exchange of such shares for an equal number of the shares so purchased, and no gain or loss will be recognized with respect to the shares surrendered to the Company in payment of said option price. In such a case, the optionee will have a tax basis in a number of shares received pursuant to the exercise of the option equal to the number of shares of Common Stock used to exercise the option and equal to such optionee's tax basis in the shares of Common Stock submitted in payment of the option price. The remaining shares of Common Stock acquired pursuant to the exercise of the option will have a tax basis equal to the gain, if any, recognized on the exercise of the option and any other consideration paid for such shares on the exercise of the option.

     Notwithstanding the foregoing, if an optionee delivers any stock acquired through the exercise of a stock option in payment of all or a portion of the option price, and the holding period requirements described above have not been satisfied with respect to the shares of stock so delivered, the use of such stock to pay a portion of the option price will be treated as a disqualifying disposition, and the optionee generally will recognize income.

     Nonstatutory Stock Options. The grant of nonstatutory options under the Plan will not result in any income being taxed to the optionee at the time of the grant or in any tax deduction for the Company at such time. At the time a nonstatutory option is exercised, the optionee will be treated as having received ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the price paid for such stock. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income attributable to the optionee upon exercise. The optionee's holding period for the shares of Common Stock acquired will commence on the date of exercise, and the tax basis of the shares will be the greater of their fair market value at the time of exercise or the exercise price.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     It is the practice of the Board of Directors to select independent public accountants for the Company for the current fiscal year at the annual meeting of the Board of Directors, which normally follows the Annual Meeting of Shareholders. A representative of Arthur Andersen LLP, the Company's principal accountants for the fiscal year ended October 1, 1995, is expected to attend the Annual Meeting of Shareholders and will have an opportunity to make a statement, if he wishes to do so, and to respond to questions from shareholders.

                             SHAREHOLDER PROPOSALS

     In the event any shareholder wishes to present a proposal to the shareholders of the Company at the 1997 Annual Meeting of Shareholders, such proposal must be received by the Company for inclusion in the Proxy Statement and form of proxy relating to such Annual Meeting on or before August 22, 1996.

                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended October 1, 1995, including financial statements, accompanies this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          DONALD B. WILLIFORD
                                          Secretary

December 20, 1995

                                                                      APPENDIX A

                              RUDDICK CORPORATION
                      1995 COMPREHENSIVE STOCK OPTION PLAN

     Ruddick Corporation, a North Carolina corporation (the "Corporation"), hereby establishes the following Comprehensive Stock Option Plan for the benefit of employees of the Corporation and its Subsidiaries and non-employee members of the Board of Directors of the Corporation:

     1. Definitions:

          (a) "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Board of Directors" means the Board of Directors of the Corporation.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Stock Option Committee appointed by the Board of Directors of the Corporation to administer the Plan.

          (e) "Common Stock" means the common stock of the Corporation to be issued pursuant to the Plan.

          (f) "Corporation" means Ruddick Corporation.

          (g) "Director" means a member of the Board of Directors who is not a full-time employee of the Corporation or any of its Subsidiaries.

          (h) "Disabled" means the inability of an Optionee to engage in his profession by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months.

          (i) "Effective Date" means November 16, 1995.

          (j) "Fair Market Value" means, as of a given date and for so long as shares of the Common Stock are listed on a national securities exchange or reported on The NASDAQ Stock Market as a National Market security, the mean between the high and low sales prices for the Common Stock on such date, or, if no such shares were sold on such date, the most recent date on which shares of such Common Stock were sold, as reported in The Wall Street Journal. If the Common Stock is not listed on a national securities exchange or reported on The NASDAQ Stock Market as a National Market security, Fair Market Value shall mean the average of the closing bid and asked prices for such stock in the over-the-counter market as reported by The NASDAQ Stock Market. If the Common Stock is not listed on a national securities exchange or reported on The NASDAQ Stock Market as a National Market security, or the over-the-counter market, Fair Market Value shall be the fair value thereof determined in good faith by the Board of Directors.

          (k) "Grant Date" means (i) for purposes of Options granted to Key Employees under Section 6, the later of (A) the date of the Committee's authorization of such grant, (B) the date of shareholder approval of the Plan, or (C) such later date as may be determined by the Committee at the time such grant is authorized; and (ii) for purposes of Options granted to Directors under Section 9, either (A) the date of shareholder approval of the Plan for Directors who are granted Options as of the Effective Date, or (B) the election as Director with respect to an individual who is not a Director on the Effective Date but who is elected a Director within ten
     (10) years after the Effective Date.

          (l) "Incentive Stock Option" means an Option granted by the Corporation to a Key Employee which is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          (m) "Key Employee" means an active full time employee of the Corporation or its Subsidiaries who has significant responsibility for the growth and financial success of the Corporation, including officers and other employees of the Corporation and its Subsidiaries. The term "Key Employee" does not include a Director or a person who has retired from the active employment of the Corporation or a Subsidiary.

          (n) "Nonstatutory Stock Option" means an Option granted by the Corporation to a Key Employee or Director which does not meet the requirements of Section 422 of the Code, or even if meeting the requirements of Section 422 of the Code, is not intended to be an Incentive Stock Option and is so designated.

          (o) "Option" means the right granted to a Key Employee or Director by the Corporation pursuant to the Plan to purchase shares of Common Stock.

          (p) "Optionee" means the individual granted an Option.

          (q) "Option Shares" means any of the shares of Common Stock received by an Optionee pursuant to the exercise of all or a portion of the Option or Options granted hereunder.

          (r) "Plan" means the Ruddick Corporation 1995 Comprehensive Stock Option Plan.

          (s) "Stock Option Agreement" means a formal written agreement between the Corporation and an Optionee in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee shall from time to time approve setting forth the terms and conditions of the grant of an option to purchase shares of Common Stock pursuant to the Plan.

          (t) "Subsidiaries" means subsidiary corporations of the Corporation as that term is defined in Section 424(f) of the Code.

     2. Purpose:

     This Plan is for the purpose of securing or retaining the services of Key Employees of the Corporation and its Subsidiaries and non-employee members of the Board of Directors. The Board of Directors believes the Plan will promote and increase personal interest in the welfare of the Corporation by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Corporation and aiding its continued growth and financial success. It is intended that designated Options issued to selected Key Employees pursuant to the Plan will constitute Incentive Stock Options within the meaning of Section 422 of the Code. Furthermore, with respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     3. Administration:

     The Plan shall be administered by the Committee which shall consist of not fewer than two members of the Board of Directors who shall be appointed by the Board. Each member of the committee shall be a "disinterested person" as defined in Rule 16b-3(c)(2)(i) under the Act, as such rule may be amended from time to time.

     The members of the Committee shall serve at the pleasure of the Board of Directors, which may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. The Committee shall appoint a secretary, who may be but need not be a member of the Committee and who shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine (i) the Key Employees of the Corporation and of the Subsidiaries to whom, the number of shares with respect to which, the time or times when, and the price or prices at which, Options shall be granted; (ii) the Option periods; (iii) the rate at which such Options will vest and may be exercised within the appropriate period and any vesting acceleration or exercisability provisions in the event of a change in control, termination of employment or termination of the Plan; and (iv) except as provided in Section 14 hereof, to modify or amend any Option or to waive any restrictions or conditions applicable to any Option or the exercise thereof. The Committee shall have complete authority to determine if any Option granted to a Key Employee is an Incentive Stock Option or a Nonstatutory Stock Option as provided in Section 4. Except as provided in Section 14 hereof, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Stock Option Agreements of Key Employees (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this section shall be conclusive and binding upon all persons including, without limitation, the Corporation and its Subsidiaries, the Committee and each of the members thereof, and the Directors, officers and employees of the Corporation and its Subsidiaries, the Optionees and their respective successors in interest.

     4. Eligibility:

     Incentive Stock Options and Nonstatutory Stock Options may be granted to current and future Key Employees in the discretion of the Committee. Except as provided in Section 13 hereof, no Key Employee shall be eligible to receive an Incentive Stock Option if such employee would beneficially own, directly or indirectly, capital stock of the Corporation possessing more than ten percent of the total combined voting power of all classes of capital stock of the Corporation. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply, and capital stock of the Corporation that an employee may purchase under outstanding options shall not be treated as stock owned by such employee. In determining the employees to whom Options will be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective employees, their current and potential contributions to the success of the Corporation or its Subsidiaries, the anticipated number of years of effective service remaining, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. Subject to the limits set forth in this Plan, a Key Employee who has been granted an Option may be granted additional Options if the Committee shall so determine.

     Notwithstanding the foregoing provisions of the Plan, no Key Employee may be granted an Incentive Stock Option pursuant to which the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the stock with respect to which all incentive stock options are exercisable for the first time by such employee during any calendar year, under this and all other incentive stock option plans (as defined in Section 422 of the Code) of the Corporation or its Subsidiaries, would exceed $100,000.

     No Director shall be eligible to receive Options pursuant to this Section
4. Each Director of the Corporation shall be eligible to participate in the Plan and shall receive grants of Nonstatutory Stock Options, pursuant to the terms and conditions as described in Section 9. Grants of Nonstatutory Stock Options under the Plan to Directors shall be automatic as described in Section 9.

     5. Stock Subject to Option:

     An aggregate of 600,000 shares of Common Stock will be authorized and reserved for issuance for purposes of the Plan. Such shares may consist of, as the Board of Directors of the Corporation shall from time to time determine, authorized but unissued shares of Common Stock and/or issued shares of Common Stock which have been reacquired by the Corporation. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, shares subject to the portion of the Option so expired or terminated may be available for Options to be granted to other Key Employees or Directors. In no event, however, may Common Stock which is surrendered or withheld to pay the exercise price of an Option be available for additional grants.

     The total amount of shares with respect to which Options may be granted under the Plan and outstanding option rights (both as to the number of shares subject to Option and the Option price(s) thereof) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock, or a reclassification of the Common Stock, and (in accordance with the provisions contained in the next following paragraph) in the event of a merger or consolidation; provided, however, that in the case of Incentive Stock Options, such adjustments shall be made only to the extent permitted by Sections 421, 422 and 424 of the Code.

     After the merger of one or more corporations into the Corporation or any Subsidiary of the Corporation, any merger of the Corporation into another corporation, any consolidation of the Corporation or any Subsidiary of the Corporation and one or more corporations, or any other corporate reorganization of any form involving the Corporation as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Corporation's Common Stock, each Optionee shall, at no additional cost, be entitled, upon any exercise of his or her Option, to receive, in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Optionee would have been entitled to pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation, such Optionee had been a holder of record of a number of shares of Common Stock of the Corporation equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any share which might otherwise become subject to an Option.

     In the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation; or (iii), in the absence of a prior expression of approval of the Board of Directors, the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Act, other than a person, or group including a person, who beneficially owned, as of the Effective Date hereof, more than 7% of the Corporation's securities; then, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Option and the option price, and shall remain exercisable for the remaining term of such Option, regardless of whether such Option has been outstanding for six months or of any provision contained in the Stock Option Agreement with respect thereto limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this paragraph.

     Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted under the Plan shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to such dissolution or liquidation (and as provided above regarding certain mergers and consolidations), each Option granted hereunder shall be exercisable in full, regardless of whether such Option has been outstanding for six months or of any provision contained in the Stock Option Agreement with respect thereto limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this paragraph.

     The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its Subsidiaries to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     6. Granting of Options to Key Employees:

     Following the selection by the Committee of a Key Employee to whom an Option shall be granted, the Corporation shall tender to such Key Employee for signature a Stock Option Agreement. The Committee may designate certain Options granted pursuant to the Plan as Incentive Stock Options that are subject to additional terms contained herein regarding the granting of Incentive Stock Options. An Option granted to a Key Employee shall be deemed granted on the Grant Date with respect thereto as that term is defined in Section 1(k)(i) hereunder. In the event that a Key Employee fails to sign and return the Stock Option Agreement to the Committee or its designee within the time specified by the Committee, the Option shall be void.

     Subject to the terms of this Plan, the purchase price of the Common Stock under each Nonstatutory Stock Option granted to a Key Employee shall be determined by the Committee by reference to the Fair Market Value of the Common Stock, and the purchase price of Common Stock underlying each Incentive Stock Option shall be no less than the Fair Market Value of the Common Stock at the Grant Date.

     7. Option Period for Key Employees:

     The Options granted to Key Employees hereunder shall be exercisable in whole or in part or in installments, from time to time, as may be specified by the Committee as set forth in the Stock Option Agreement, except that no Option granted to a Key Employee under the Plan shall be exercisable within six months of, or after ten years from, the Grant Date. Furthermore, no Options may be granted more than ten (10) years after the expiration of ten years from and including the Effective Date.

     8. Effect of Termination of Employment or Disability of Key Employees:

          (a) If the employment of any Key Employee to whom an Option has been granted is terminated for any reason other than death, disability, retirement with the consent of the Corporation or termination without cause, his or her unexercised Option or Options shall terminate immediately.

          (b) If a Key Employee retires with the consent of the Corporation or any of its Subsidiaries, all Options held by such Key Employee, to the extent that such Options have not previously expired or been exercised, shall become fully exercisable and vested, and the Key Employee may exercise such Options in part or in full at any time within three months after said retirement or termination, but in no event after the expiration of ten years from the Grant Date of such Option.

          (c) If the employment of a Key Employee is terminated without cause by the Corporation or any of its Subsidiaries, the Key Employee may exercise his or her Option to the extent that the Key Employee was entitled to exercise it as of the date of such termination but only within three months after said termination and in no event after the expiration of ten years from the Grant Date of such Option.

          (d) If a Key Employee dies or becomes Disabled while he or she is an employee of the Corporation or any of its Subsidiaries, or shall die within three months after retirement (provided that such retirement is with the consent of the Corporation or any of its Subsidiaries), all Options held by such Key Employee, to the extent that such Options have not previously expired or been exercised, shall become fully exercisable and vested, and such Options may be exercised in part or in full at any time within one year after the date of such death or disability or, if he dies within three months after retirement (provided that such retirement is with the consent of the Corporation or any of its Subsidiaries), at any time within one year after such retirement, but in no event after the expiration of ten years from the Grant Date of the Option. In the event of the Key Employee's death, such Options may be exercised to the extent otherwise provided herein by the executor or personal representative of the Key Employee's estate or by any person who acquired the right to exercise such Options by bequest under the Key Employee's will or by inheritance. In the event the Key Employee is Disabled, such Options may be exercised to the extent otherwise provided herein by the personal representative of the Key Employee or such other person designated by a court of competent jurisdiction or by power of attorney to handle the Key Employee's personal estate or affairs. The Committee, in its sole discretion, must determine that a Key Employee is Disabled upon certification thereof by a qualified physician selected by the Committee after such physician examines the Key Employee.

          (e) A temporary leave of absence approved by the Corporation or any of its Subsidiaries shall not be deemed to be a termination of employment, unless, under any applicable provisions of the Code or regulations promulgated thereunder, as then in effect, the affected Key Employee would be accorded different tax treatment than if such Key Employee were an active employee of the Corporation or any of its Subsidiaries.

          (f) Notwithstanding the provisions of subparagraphs (a), (b), (c), (d) and (e) above, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination of employment or disability, to the extent permitted by applicable federal and state law.

     9. Granting of Nonstatutory Stock Options to Directors:

     All Options granted under this Section 9 shall be Nonstatutory Stock Options and shall not be entitled to special tax treatment under Section 422 of the Code. As of the Effective Date, each Director as of such date shall be granted a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock. Each individual who is not a Director on the Effective Date but who is elected a Director within ten (10) years after the Effective Date shall be granted, as of the date of such election as Director, a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock. The Corporation shall tender to each Director for signature a Stock Option Agreement, which Stock Option Agreement shall comply with and be subject to the following terms and conditions:

          (a) The exercise price of shares of Common Stock covered by the Nonstatutory Stock Option shall not be less than 100% of the Fair Market Value of such shares on the Grant Date. For purposes of this Section 9, the Grant Date shall be as defined in Section 1(k)(ii) hereunder.

          (b) No Nonstatutory Stock Option granted pursuant to this Section 9 may be exercised:

                  (i) Before the Plan is approved by the shareholders of the Corporation;

                  (ii) If and to the extent required by Rule 16b-3 of the Act, within the first six months after the date the Plan is approved by the shareholders; provided that this six month restriction shall not apply if the Director becomes Disabled or dies during the six month period;

                  (iii) After the expiration of ten (10) years from the Grant Date; provided, however, that each Nonstatutory Stock Option shall be subject to termination before its date of expiration as herein provided;

                  (iv) Except as set forth in Section 9(c) or 9(d) hereof, more than three months after the Director ceases to be a Director; provided, however, that if the Director ceases to be a Director before the lapse of the six month period described in clause (ii) above, more than three months after the lapse of such six-month period.

          (c) If a Director ceases to be a Director for reason of death or becoming Disabled, the Nonstatutory Stock Option may be exercised (subject to the limitations of Sections 9(b)(i) and 9(b)(iii) hereof) within one year after his death or disability by the Director or person to whom the Director's rights under the Nonstatutory Stock Option shall have passed by will or by the laws of descent and distribution.

          (d) If a Director dies after he ceases to be a Director, but within the time period during which his outstanding Nonstatutory Stock Options are still exercisable, the Nonstatutory Stock Option may be exercised (subject to the limitations of Sections 9(b)(i) and 9(b)(iii) hereof) within one year after his death by the person to whom the Director's rights under the Nonstatutory Stock Option shall have passed by will or by the laws of descent and distribution.

          (e) Nonstatutory Stock Options granted pursuant to this Section 9 may be exercised in the manner set forth in Section 10 hereof. Notwithstanding anything herein to the contrary, however, Nonstatutory Stock Options granted to Directors shall be exercised in such a manner as to conform to the provisions of Rule 16b-3 of the Act.

          (f) This Section 9 shall not be amended more frequently than once every six months, other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974 or the respective rules thereunder.

     10. Exercise of Options by Optionees:

     An Option may be exercised by an Optionee by written notice to the Corporation at its offices at 2000 Two First Union Center, Charlotte, North Carolina 28282, or such other address to which the office may be relocated, which notice shall be signed by the Optionee or by the Optionee's successors, as described herein, and which shall state the number of shares with respect to which the Option is being exercised, and shall contain the representation that it is the Optionee's current intention to acquire the shares being purchased for investment and not for resale. Payment in full of the option price of said shares must be made at the time of the exercise of the Option, and payment may be made in cash or shares of the Common Stock of the Corporation previously held by the Optionee, or a combination of both. Payment in shares also may be made with shares received upon the exercise or partial exercise of an Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Optionee. Shares of Common Stock previously held by the Optionee, and surrendered in accordance with rules and regulations adopted by the Committee for the purpose of making full or partial payment of the option price, shall be valued for such purpose at the Fair Market Value thereof on the date the Option is exercised. As soon as practicable after said notice shall have been received, the Corporation shall deliver to the Optionee a stock certificate registered in the Optionee's name representing the Option shares.

     The Optionee shall not have any rights of a shareholder of the Corporation with respect to the shares covered by the Option except to the extent that, and until, one or more certificates for shares of Common Stock shall have been delivered to the Optionee upon the due exercise of the Option. No shares shall be required to be issued and delivered upon exercise of any Option under the Plan unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with.

     The exercise of any Nonstatutory Stock Option granted under the Plan is subject to the condition that if at any time the Corporation shall determine, in its sole discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied by payment to the Corporation or by having withheld from the Optionee's compensation (if any) any amounts necessary to satisfy the Corporation's withholding liabilities with respect to such disposition. In the event of the disposition by an Optionee of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the granting of the Incentive Stock Option or within one year after the exercise of the Incentive Stock Option, the Corporation shall have the right to require that the Optionee pay to the Corporation or have withheld from the Optionee's compensation any amounts necessary to satisfy the Corporation's withholding liabilities with respect to such disposition.

     11. The Right of the Corporation to Terminate Employment and Status:

     Nothing contained in the Plan or in any Option granted pursuant to the Plan shall confer upon any Optionee, Key Employee or Director any right to continued employment with the Corporation or one of its Subsidiaries, or shall interfere in any way with the right of the Corporation to release or retain the Director in his status as director, to make additional grants to the Key Employee at any time thereafter, or to terminate a Key Employee's employment at any time for any reason.

     12. Non-Transferability of Options:

     No Option granted under the Plan shall be transferable by the Key Employee or Director other than by will, or, if he or she dies intestate, by the laws of descent and distribution of the state of his or her domicile at the time of his or her death or except pursuant to a qualified domestic relations order. During the Key Employee's or Director's lifetime, the Option shall be exercisable only by the Key Employee or Director.

     13. Ten Percent Shareholders:

     Notwithstanding the provisions of Section 4 hereof regarding the ineligibility of certain ten percent owners of the Corporation's capital stock, any such Key Employee may be granted an Incentive Stock Option hereunder which
(a) provides for an option price of at least 110% of the fair market value of the stock at the time of the granting of the Incentive Stock Option, (b) is not exercisable before the expiration of six months or after the expiration of five years from the date such Incentive Stock Option is granted, and (c) is subject to all of the other terms and conditions of the Plan including, without limitation, the restrictions of Section 4 hereof regarding Incentive Stock Options to purchase shares having a fair market value in excess of $100,000.

     14. Amendment and Termination:

     Except as set forth in Section 9 hereof, the Plan may be amended, modified, discontinued or terminated at any time by the Board of Directors as deemed in the best interests of the Corporation; provided, however, no such amendment or modification shall (i) materially increase the benefits accruing to eligible employees, (ii) increase the number of shares which may be issued pursuant to Options, (iii) materially modify the requirements as to eligibility for participation, or (iv) without the consent of the holder, reduce the amount of any benefit or adversely change the terms and conditions of any outstanding Option. Furthermore, to the extent necessary and desirable to comply with Rule 16b-3 under the Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation.

     The Committee may make such amendments or modifications in the terms and conditions of any Option as it may deem advisable, or cancel or annul any grant of an Option; provided, however, that no such amendment, modification, cancellation or annulment may, without the consent of the Optionee, adversely affect his or her rights under such Option; and provided further, that the Committee may not reduce the exercise price of any Option below the original exercise price of such Option.

     15. Effective Date and Duration of the Plan:

     The Effective Date of the Plan is November 16, 1995, subject to approval of the Plan by the shareholders of the Corporation. Notwithstanding any other provision hereof, no Option granted hereunder may be exercised prior to approval of the Plan by the shareholders of the Corporation and, in the event the shareholders do not approve the Plan within one year from the Effective Date, all Options granted hereunder shall be void. No Options may be granted under this Plan after the expiration of ten years from and including the Effective Date and unless terminated earlier pursuant to Section 14 hereof, the Plan shall terminate on November 15, 2005.

ATTEST:                                    RUDDICK CORPORATION

    /s/  DONALD B. WILLIFORD               By:      /s/  JOHN W. COPELAND
---------------------------------------    ------------------------------------
             Secretary                                      President

(CORPORATE SEAL)

                                                                     APPENDIX B
       P
       R
       O
       X
       Y
     PLEASE SIGN
   ON REVERSE SIDE
    AND RETURN IN
    THE ENCLOSED
    POSTAGE-PAID
      ENVELOPE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                              RUDDICK CORPORATION
                        ANNUAL MEETING, FEBRUARY 1, 1996

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ruddick Corporation, a North Carolina corporation, hereby constitutes and appoints Alan
T. Dickson, R. Stuart Dickson and Roddey Dowd, Sr., attorneys and proxies, with full power of substitution, for and on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two First Union Center, Third and College Streets, Charlotte, North Carolina on Thursday, February 1, 1996, at 11:00 A.M., E.S.T. and any adjournment or adjournments thereof, as follows:

(1) ELECTION OF DIRECTORS

     / / FOR electing the three nominees listed below to serve  / / WITHHOLD AUTHORITY to vote for electing the three
         for three-year terms (except as marked to the              nominees listed below
         contrary below)

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
      Edwin B. Borden, Jr.      R. Stuart Dickson      Hugh L. McColl, Jr.

(2) APPROVAL OF THE 1995 COMPREHENSIVE STOCK OPTION PLAN
               / / FOR          / / AGAINST          / / ABSTAIN

(3) In acting upon any other business which may properly be brought before said meeting or any adjournment thereof;

according to the number of votes and as fully as the undersigned would be entitled to act and vote if personally present, hereby ratifying and confirming all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and acting then that one, shall have and may exercise all powers hereby conferred.

                           (Continued on other side)

                        (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 20, 1995, and the Proxy Statement furnished therewith.

                                       Dated this ______  day of _______, 19
                                       _____________________________________
                                       _____________________________________
                                       NOTE: Signature should agree with
                                       name on stock certificate as printed
                                       hereon. Executors, administrators,
                                       trustees and other fiduciaries
                                       should so indicate when signing. If
                                       a corporation, please sign the full
                                       corporate name as shown hereon by
                                       President or other authorized
                                       officer. If a partnership, please
                                       sign in partnership name by
                                       authorized person.

                                                                      APPENDIX C

         THESE VOTING INSTRUCTIONS ARE SOLICITED BY TRUST COMPANY BANK

                              RUDDICK CORPORATION
                        ANNUAL MEETING, FEBRUARY 1, 1996

     VOTING
                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned participant in the Ruddick Employee Stock
  INSTRUCTIONS    Ownership Plan hereby authorizes and instructs Trust Company Bank to vote or cause to be voted the shares held by Trust Company Bank for the account of the undersigned in the Ruddick Employee Stock
                  Ownership Plan at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two
                  First Union Center, Third and College Streets, Charlotte, North Carolina, on February 1, 1996, at
                  11:00 A.M., E.S.T. and any adjournment or adjournments thereof, as follows:
  PLEASE SIGN     (1) ELECTION OF DIRECTORS
ON REVERSE SIDE   / / FOR electing the three nominees listed below to   / /WITHHOLD AUTHORITY to vote for electing the
 AND RETURN IN        serve for three-year terms (except as marked to      three nominees listed below
 THE ENCLOSED         the contrary below)
   ENVELOPE           (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                                                     NOMINEE'S NAME IN THE LIST BELOW.)
                             Edwin B. Borden, Jr.             R. Stuart Dickson             Hugh L. McColl, Jr.
                  (2) APPROVAL OF THE 1995 COMPREHENSIVE STOCK OPTION PLAN
                                           / / FOR          / / AGAINST          / / ABSTAIN
                  (3) In accordance with the best judgment of Trust Company Bank in acting upon any other business which may properly be brought before said meeting or any adjournment thereof;
                                                       (Continued on other side)

                          (Continued from other side)

THESE VOTING INSTRUCTIONS PROPERLY EXECUTED WILL CAUSE THE SHARES REPRESENTED HEREBY TO BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE THE SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2. THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF TRUST COMPANY BANK ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 20, 1995, and the Proxy Statement furnished therewith.

                                     Dated this ________ day of_____, 19__

                                     _______________________________ (SEAL)

                                     NOTE: Signature should agree with
                                     name on the records of Trust Company
                                     Bank as printed hereon.